UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2009

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (727) 237-51-25
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2009 Mr. Stephen Smoot tendered his resignation as a member of the board of directors of BMB Munai, Inc., (the “Company”) and from all committee positions held by him. Mr. Smoot was a member of the Company’s audit committee and its corporate governance and nominating committee. Mr. Smoot had previously informed the board of directors of his intent not to stand for re-election at the upcoming annual meeting of the Company’s stockholders. Mr. Smoot’s decision to resign is not the result of any disagreement with the Company, but rather to allow him to pursue other opportunities.

On September 3, 2009 the board of directors of the Company appointed Dr. Daymon M. Smith to fill the vacant directorship created by Mr. Smoot’s resignation. The board of directors also appointed Dr. Smith to the fill the vacancies created on the audit committee and the corporate governance and nominating committee created by Mr. Smoot’s resignation.

The Company’s corporate governance and nominating committee and the board of directors had nominated Dr. Smith to stand for election at the upcoming annual meeting of stockholders. The directorship filled by Dr. Smith will stand for election at the upcoming annual meeting of stockholders.

Following is a brief description of the background and business experience of Dr. Smith.

Dr. Smith is currently engaged in independent research and writing projects. From August 2007 to June 2009 Dr. Smith was a Visiting Assistant Professor at the University of Alabama-Birmingham, where he was a lecturer and researcher. He has also taught at Weber State University and at Utah Valley University, and has received numerous research grants and academic awards. From 2001 to 2007 Dr. Smith was a William Penn Fellow at the University of Pennsylvania. As a Fellow, Dr. Smith was responsible for conducting course instruction and evaluation, student assessments and ethnographic research. From 2006 to 2007 Dr. Smith was employed with the Corporation of the Presiding Bishop as an International Media Scientist. Here Dr. Smith served as lead analyst for the Audiovisual Department. He also served from 2005 to 2006 as a cultural materials consultant to SynTech Energy, an oil-shale extraction company, providing support in its dealings with major U.S. airlines and with Jordanian firms. Dr. Smith earned a Bachelors of Science degree in Anthropology from the University of Utah in 2001, and a PhD in Anthropology from the University of Pennsylvania in 2007. Dr. Smith is not a director or nominee of any other SEC registrant. Dr. Smith is 31 years old.

There are no family relationships between Dr. Smith and any other director or executive officer of the Company.

The Company has not engaged in any transaction in excess of $120,000 since the beginning of its last fiscal year with Dr. Smith, nor is it currently considering any proposal to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: September 3, 2009	By:	/s/ Gamal Kulumbetov
Gamal Kulumbetov
Chief Executive Officer

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